Exhibit 23.1.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191462-01 and 333-179835-02 on Form S-3 of our report dated February 28, 2014, relating to the consolidated financial statements of Duke Energy Progress, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Duke Energy Progress, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2014